Exhibit 10.6

Transfer Agreement

TRANSFER AGREEMENT

This transfer agreement is made as of this 13th day of October, 2006 by and between Makeup Incorporated, a Nevada corporation with a principal place of business at 3388 Via Lido, 4th Floor, Newport Beach, California, 92663 (the “Buyer”), and Manhattan Assets Corp., a Nevada corporation with a principal place of business at 132 Via Havre, Newport Beach, California, 92663 (the “Seller”).

Factual Background

The parties acknowledge that the agreement set forth below is premised upon the following mutual understanding:

A.	The Seller is the owner of the Internet domain name www.makeup.com (the “Domain Name”) which it uses in its E-commerce advertising and retail business (the “E-commerce Business”).

B.
The Buyer desires to purchase the Domain Name and intangible assets related to the operation of the E-commerce Business encompassing the Domain Name as listed in Schedule “A” of the Seller in accordance with the terms and conditions set forth herein.

Terms of Agreement

In consideration of the mutual promises and obligations set forth below, the parties agree that:

1.	Currency. All references to dollars are to United States dollars unless otherwise indicated.

2.	Assets to be Transferred by the Seller. In exchange for the purchase price, the Seller will transfer to the Buyer all of the following assets (collectively the “Assets”):

a.	all right, title and interest of the Seller in the Domain Name;

b.	all right, title and interest that the Seller has in the trade name of any Domain Name and all logos and other marks associated with those trade names (the “Trade Names”); and

c.
intangible assets related to the operation of the E-commerce Business encompassing the Domain Name as listed in Schedule A, including customer lists, advertising contracts, website source program codes, vendor lists, and goodwill.

3.
Purchase Price. Effective October 13, 2006, the Seller sells and the Buyer purchases the Assets for and at a price equal to the fair market value of the Assets at the date of this agreement, the best estimate of which is $333,333 (the “Estimated Value”).

4.
Trust. The Seller declares that, as to any property or asset or interest in any property or asset of the Seller intended to be transferred, sold, granted, conveyed, assigned and set over to the Buyer pursuant to this agreement and title to which may not have passed to the Buyer by virtue of this agreement or any transfer or conveyance which from time to time may be executed and delivered in pursuance of the covenants contained in this agreement, the Seller holds the same in trust for the Buyer to transfer, sell, grant, convey, assign and set over the same as the Buyer from time to time may direct.

5.
Further Assurances. The Seller from time to time and at all times hereafter upon every reasonable request of the Buyer, and without further consideration, will do and perform or cause to be done or performed all such further acts and things, and execute or cause to be executed all such further deeds, documents, writings or other instruments and give all such further assurances as may be required by the Buyer to carry out effectively the intent and meaning of this agreement.

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6.
Power of Attorney. The Seller irrevocably appoints the Buyer to be its attorney, with full power of substitution, and to do on the Seller’s behalf anything that the Seller lawfully can do by an attorney to:

a.	demand and receive any of the Assets transferred pursuant to this agreement;

b.	give receipts and releases for and in respect of the Assets and any part of them;

c.
institute and prosecute from time to time in the Seller’s name or otherwise, at the expense of the Buyer and for the benefit of the Buyer, any and all proceedings at law, in equity or otherwise, which the Buyer may deem proper for the collection or reduction to possession of any of the Assets transferred pursuant to this agreement or for the collection and enforcement of any claim or right of any kind transferred, sold, granted, conveyed, assigned and set over, or intended so to be pursuant to this agreement or any document delivered pursuant to the agreement; and

d.
do all acts and things in relation to the Assets transferred pursuant to this agreement that the Buyer deems desirable and do and sign all such further acts, deeds, documents, writings or other instruments that reasonably may be necessary or desirable for the purpose of vesting the Assets in the Buyer.

Such power of attorney is acknowledged by the Seller to be coupled with an interest, will not be revoked by the dissolution, winding up, surrender of charter, bankruptcy or insolvency of the Seller, and may be exercised in the name of and on behalf of the Buyer.

7.
Payment of Purchase Price. In consideration of the sale of the Assets to it by the Seller, the Buyer will deliver a promissory note in the principal amount of $333,333 payable on demand and bearing interest at 8% per annum to be accrued daily, calculated monthly and payable in arrears.

8.	Fair Market Value. The Seller and the Buyer covenant and agree that:

(a)	the purchase price of the Assets will be the fair market value of the Assets at the date of this agreement; and

(b)	the Estimated Value is the best estimate of the fair market value of the Assets presently available.

9.	Representations and Warranties of the Seller. As a material inducement to the Buyer to purchase the Assets as contemplated by this agreement, the Seller represents and warrants to the Buyer that:

a.	The Seller has good and marketable title to the Assets.

b.
The Seller has (i) properly registered the Domain Name without committing fraud or misrepresentation, (ii) not received any claim from a third party that the use of the Domain Name violates the rights of the third party, and (iii) not used the Domain Name for any illegal purpose.

c.	The use of the Domain Name does not infringe the rights of any third party in any jurisdiction.

d.
No legal actions, suits, or other legal or administrative proceedings are pending or, to the best of the Seller’s knowledge, threatened against the Seller in regard to the Assets, and the Seller is not aware of any facts that might result in any action, suit or proceeding.

e.
No representation or warranty made by the Seller in this agreement or in any statement or certificate furnished or to be furnished to the Buyer under this agreement or in connection with it, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

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f.
These representations and warranties of the Seller are made as of the execution of this agreement and will be deemed to be made again at the time of closing, and such representations and warranties will survive closing.

10.	Representations and Warranties of the Buyer. As a material inducement to the Seller to sell the Assets as contemplated by this agreement, the Buyer represents and warrants to the Seller that:

a.
No representation or warranty made by the Buyer in this agreement or in any statement or certificate furnished or to be furnished to the Seller under this agreement or in connection with it, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

b.
These representations and warranties of the Buyer are made upon the execution of this agreement and will be deemed to be made again at the time of closing, and such representations and warranties will survive closing.

11.	General Provisions.

a.	Time. Time is of the essence of this agreement and any amendment to it.

b.
Assignment. This agreement is binding upon and inures to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign this agreement without the written consent of the other.

c.
Notices. All notices and statements must be in writing and, together with any payments, be delivered personally or by overnight courier service, return receipt requested, delivery prepaid to the intended party at the address given at the beginning of this agreement. Any notice is deemed to be received upon delivery, if personally delivered, or one business day after depositing with an overnight courier service if so deposited.

d.
Entire Understanding. This agreement represents the entire understanding and agreement between the parties and supersedes all prior negotiations, representations and agreements made by and between them

e.
Enforceability. The invalidity or enforceability of any particular provision of this agreement does not affect the other provisions, and the agreement must be construed in all respects as if the invalid or unenforceable provisions were omitted.

f.	Jurisdiction. This agreement is governed by the laws of British Columbia, and any litigation arising out of this agreement must be conducted in the courts of British Columbia.

g.	Counterparts. This agreement may be executed in two or more counterparts and delivered to the parties by fax. The counterparts together are deemed to be one original agreement.

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Execution by the Parties

The duly authorized signatures of the parties below are evidence of the parties’ agreement to buy and sell the domain name www.makeup.com as of the date set out on page 1.

Makeup Incorporated, a Nevada corporation

Per:
/s/ Authorized Signatory
Authorized Signatory

Manhattan Assets Corp., a Nevada corporation

Per:
/s/ Authorized Signatory
Authorized Signatory

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SCHEDULE “A”

Schedule “A” to that certain Transfer Agreement
between Makeup Incorporated and Manhattan Assets Corp.
made as of the 13th day of October, 2006.

(number of pages including this one: 1)

Domain Name	Extension	Renewal Date	Location
Makeup	.com	February 13, 2010	eNom Central

Trade name of any Domain Name and all logos and other marks associated with those trade names

Customer lists

Advertising Contracts

Website Source Programming Codes

Vendor lists

Goodwill